Exhibit 99.1

CONSENT

This CONSENT, dated as of January 27, 2005 (this “Consent”), is made in connection with that certain Credit and Guaranty Agreement dated as of March 19, 2003 (the “Credit Agreement”), by and among (a) Hexcel Corporation (“Hexcel”), (b) Hexcel Composites Limited (the “U.K. Borrower”), (c) Hexcel Composites GmbH & Co. KG (f/k/a Hexcel Composites GMBH (Austria)) (the “Austrian Borrower”), (d) Hexcel Composites GMBH (Germany) (the “German Borrower”, and together with Hexcel, the U.K. Borrower and the Austrian Borrower, collectively, the “Borrowers”), (e) the Guarantors named therein, (f) the lenders from time to time a party thereto (the “Lenders”), (g) Fleet Capital Corporation, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Fronting Bank, (h) Fleet National Bank, London U.K. branch, trading as FleetBoston Financial, as Fronting Bank and Issuing Bank, (i) Fleet National Bank, as Issuing Bank and (j) Fleet Securities, Inc., as Lead Arranger.  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Borrowers have advised the Lenders and the Administrative Agent that the Hexcel desires to (i) issue new Senior Subordinated Notes due 2015 (the “2015 Notes) in an aggregate principal amount not to exceed $225 million (the “Issuance Transaction”) and (ii) use the proceeds from the issuance of the 2015 Notes to pay fees and expenses incurred in connection with the Issuance Transaction, to redeem its 9.75% Senior Subordinated Notes due 2009 (the “2009 Notes”) in the aggregate principal amount of up to $210 million and to pay the applicable call premium in connection with such redemption (the “Redemption Transaction” and collectively with the Issuance Transaction, the “Transactions”) and the Borrowers have requested that, for the avoidance of doubt, the Lenders and the Administrative Agent consent to certain matters in connection with the Transactions under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

§1.                               Consents.  The Lenders and the Administrative Agent hereby acknowledge that the Transactions are permitted under the Credit Agreement and the other Loan Documents and, for the avoidance of doubt, notwithstanding anything to the contrary in the Credit Agreement or any of the other Loan Documents, the Lenders and the Administrative Agent hereby consent to the Transactions substantially as described in the Offering Memorandum relating to the 2015 Notes.

§2.                               Representation Concerning 2015 Note Offering.  The Borrowers represent and warrant to the Lenders and the Administrative Agent that the terms and conditions, taken as a whole, of the 2015 Notes are no less favorable to Hexcel or the Lenders than the terms and conditions, taken as a whole, of the 2009 Notes.

§3.                               Conditions to Effectiveness.  The consents under the Credit Agreement herein shall become effective upon the receipt by the Administrative Agent of (i) this Consent, in form and substance satisfactory to the Required Lenders, duly executed and delivered by each of the Borrowers, the Guarantors, the Required Lenders and the Administrative Agent and in full force and effect, and (ii) the Work Fee (as defined in Section 4 below).  The Borrowers hereby authorize and direct the Administrative Agent to debit the loan account of Hexcel to pay the Work Fee.

§4.                               Work Fee.  In connection with the approval of this Consent, the Borrowers hereby agree to pay to the Administrative Agent, for the pro-rata benefit of each Lender that executes and delivers its signature page to the Administrative Agent, by 5:00 p.m. Boston time on January 24, 2005, a work fee (the “Work Fee”) on the date hereof equal to 0.05% of each such consenting Lender’s Commitment.

§5.                               No Other Modifications. Except as expressly set forth herein, all of the terms and conditions of the Credit Agreement shall remain in full force and effect without modification or waiver.

§6.                               Miscellaneous. This Consent may be executed in several counterparts and by each party on a separate counterpart each of which when executed there shall be an original and all of which together shall constitute one instrument.  Signatures to this Consent may be delivered by telecopier transmission.  This Consent shall be deemed a Loan Document under the Credit Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused this Consent to be executed as of the date first written above.

HEXCEL CORPORATION, as Borrower and as Guarantor

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President

HEXCEL COMPOSITES LIMITED, as Borrower

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Director

HEXCEL COMPOSITES GMBH (GERMANY), as Borrower

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Managing Director

HEXCEL COMPOSITES GMBH & CO. KG (f/k/a Hexcel Composites GMBH (Austria)), as Borrower

By:	Hexcel Composites GmbH (Austria), its general partner

	By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Attorney-in-Fact

HEXCEL POTTSVILLE CORPORATION, as Guarantor

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Vice President

HEXCEL REINFORCEMENTS CORP. (f/k/a Clark-Schwebel Corporation), as Guarantor

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Vice President

CLARK-SCHWEBEL HOLDING CORP., as Guarantor

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Vice President

CS TECH-FAB HOLDING, INC., as Guarantor

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Vice President

HEXCEL INTERNATIONAL, as Guarantor

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
President

HEXCEL HOLDINGS (UK) LIMITED, as Guarantor

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Director

FLEET CAPITAL CORPORATION, individually, as Administrative Agent and as Fronting Bank

By:	/s/ Edgar Ezerins
	Name:	Edgar Ezerins
	Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, individually, as Co- Collateral Agent and as Syndication Agent

By:	/s/ Steven Sanicola
	Name:	Steven Sanicola
	Title:	Duly Authorized Signatory